                                                                     EXHIBIT 4.2
[LOGO OF
FIRST INTERSTATE              FIXED RATE NOTE
BANK]

$300,000.00                                           NEWPORT BEACH, California
 ----------                                           -------------------------
                                                      Date JANUARY 24, 1995
                                                           --------------------

     On JULY 31, 1995 for value received, the undersigned ("Borrower") promises
        -------------
to pay to the order of FIRST INTERSTATE BANK OF CALIFORNIA ("Bank") at its ORANGE COUNTY CORPORATE BNKG Office, at 5000 BIRCH ST., STE 10000, NEWPORT
----------------------------            ----------------------------------
BEACH, CA 92660 the principal sum of THREE HUNDRED THOUSAND AND NO/100 Dollars
---------------                      ---------------------------------
($300,000.00), with interest on the unpaid principal balance payable monthly
  ----------                                                         -------
from the date of this Note until maturity, breach, acceleration or demand, at a rate per annum of 4.00 percent (4.00%), and thereafter, payable on demand, at
                  ----          ----
the rate, calculated daily, which is the higher of (a) 2% per annum above the contractual rate set forth above or (b) 3% per annum above Bank's Prime Rate, until paid in full. Prime Rate is an index rate which Bank establishes from time to time in connection with pricing certain of its loans. Bank may make loans at, above or below its stated index rate. Information on the current index rate can be obtained by contacting Bank. Any change in such floating rate in (b) above shall be effective the day Prime Rate changes.
     Interest shall be calculated on the basis of a 360-day year for actual days elapsed. If interest is not paid when due, it shall thereafter bear like interest as principal.
     Borrower may prepay this Note, without premium or penalty, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid. Borrower shall pay any loss resulting from such prepayment incurred by Bank in liquidating or redeploying deposits from which such loan funds were obtained.
     Any of the following shall constitute an event of default under this Note whether committed by or against Borrower, any endorser or any guarantor:
(a) The nonpayment when due of principal of or interest on this Note or any other obligation of any nature or description to Bank;
(b) The death, dissolution or termination of business of any of them;
(c) Any petition in bankruptcy being filed by or against any of them or any proceedings in bankruptcy, insolvency or under any other laws relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of any of them, either through reorganization, composition, extension or otherwise;
(d) The making by any of them of an assignment for the benefit of creditors;
(e) The appointment of a receiver of any property of any of them;
(f) Any seizure, vesting of rights of or intervention by or under any authority of any government;
(g) The entry of a judgement against any of them which, in Bank's opinion, materially impairs the ability of any of them to meet their obligations to Bank;
(h) The failure to furnish any financial information upon the reasonable request of Bank; or
(i) Any misrepresentation to Bank in obtaining credit by any of them.
At any time after the occurrence of any such event of default, this Note and any other obligations to Bank or Borrower may, at Bank's discretion, become immediately due and payable.
     Both principal and interest on this Note are payable in lawful currency of the United States of America without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note.
     If this Note is placed in the hands of an attorney for collection, Borrower, each endorser and each guarantor agree to pay all costs and expenses of Bank, including reasonable attorneys' fees, whether or not a suit is brought. "Reasonable attorneys' fees" shall include reasonable attorneys' fees and allocated costs of in-house counsel incurred in any and all judicial, bankruptcy and other proceedings (including appellate level proceedings) whether such proceedings arise before or after entry of a final judgment.
     All extensions of time for payment, whether by operation of law, judicial proceedings, or otherwise, shall be included in the computation of interest.
     Payments received by us Monday through Friday before 2:00 p.m. on a day the Bank is open for business ("Banking Day") at the address specified above will be credited as of the date received. Payments received later, or on a Saturday, Sunday or holiday will be credited as of the next Banking Day.
     All obligations under this Note shall be the individual obligation of Borrower unless requisite corporate action has been taken to make this Note an enforceable corporate obligation, and all such obligations shall be the joint and several obligations of each Borrower where there is more than one.
     Borrower, each endorser and each guarantor waive diligence, demand, presentment, protest and any type of notice.
     This Note shall be governed and construed in accordance with the laws of the State of California.
     Bank may sell, assign, transfer or participate to other parties all or part of the obligations arising under this Note. This Note shall be binding upon and inure to the benefit of the undersigned. Bank and their respective successors and assigns. The undersigned shall not assign its rights hereunder or any interest herein without the prior written consent of Bank.

GTI MANUFACTURING, INC.
----------------------------
Name of Borrower

1681 MCGAW, IRVINE, CA 92714
----------------------------
Address

/s/ SAMUEL G. LINDSAY
----------------------------
Samuel G. Lindsay, President

                        MODIFICATION OF NOTE AGREEMENT

Obligor No. 3691216559, Obligation No. 34 NEWPORT BEACH, CALIFORNIA
            ----------                 -- -------------
FEBRUARY 8, 1995
----------------
    (Date)

TO: FIRST INTERSTATE BANK OF CALIFORNIA

     This Modification of Note Agreement is made this 8TH day of FEBRUARY, 1995,
                                                      ---        --------------
between FIRST INTERSTATE BANK OF CALIFORNIA, a California corporation (hereinafter called "Lender") and GTI MANUFACTURING, INC. (hereinafter called
                                  ----------------------
"Borrower").

                                   RECITALS

A. Borrower has executed a note (hereinafter called "Note") payable to Lender in the original principal amount of $300,000.00 dated January 24, 1995, upon
                                    -----------       ----------------
   which there remains a unpaid balance of $300,000.00 with interest paid to
                                           -----------
   January 24, 1995.
   ----------------

B. The Note is secured by a deed of trust (hereinafter called "Deed of Trust") recorded on ------ in ---N/A--- of Official Records of ---N/A --- County,
              -------    ---------                       -----------
   California.

C. The parties herein desire to amend the payment terms set forth in the Note.

                                     TERMS

     For valuable consideration, the parties hereto agree that the terms for payment of the unpaid balance owing on said Note and interest thereon are modified herein as follows:

         1. TO INCREASE THE ORIGINAL LOAN AMOUNT FROM $300,000.00 to
            $400,000.00.
         2. ALL OTHER TERMS AND CONDITIONS TO REMAIN THE SAME.









In any event, the entire amount of principal and interest unpaid shall be due and payable on JULY 31, 1995.

                        MODIFICATION OF NOTE AGREEMENT

Obligor No. 3691216559, Obligation No. 34 NEWPORT BEACH, California FEBRUARY 24,
            ----------                 ----------------             -----------
                                                                        (Date)
1995
----

TO: FIRST INTERSTATE BANK OF CALIFORNIA

    This Modification of Note Agreement is made this 24TH day of FEBRUARY, 1995,
                                                     ----        --------------
between FIRST INTERSTATE BANK OF CALIFORNIA, a California corporation (hereinafter called "Lender") and GTI MANUFACTURING, INC.
                                  ---------------------------------------------
-------------------------------------------------------------------------------
------------------------------------------------(hereinafter called "Borrower").

                                   RECITALS

A. Borrower has executed a note (hereinafter called "Note") payable to Lender in the original principal amount of $300,000.00 dated JANUARY 21, 1995, upon
                                        -----------       ----------------
    which there remains an unpaid balance of $400,000.00 with interest paid to
                                             -----------
    FEBRUARY 1, 1995.
    ----------------

B.  The Note is secured by a deed of trust (hereinafter called "Deed of Trust")
    recorded on                in N/A of Official Records of N/A County,
               ----------------   ---                        ---
    California.

C.  The parties herein desire to amend the payment terms set forth in the Note.

                                     TERMS

     For valuable consideration, the parties hereto agree that the terms for payment of the unpaid balance owing on said Note and interest thereon are modified herein as follows:

        1. TO INCREASE THE ORIGINAL NOTE/LOAN AMOUNT FROM $300,000.00 TO $500,000.00.

        2.  ALL OTHER TERMS AND CONDITIONS TO REMAIN THE SAME.

     In any event, the entire amount of principal and interest unpaid shall be due and payable on JULY 31, 1995.
                   -------------

                        MODIFICATION OF NOTE AGREEMENT


Obligor No. 3691216559, Obligation No. 34 NEWPORT BEACH, California MARCH 22,
            ----------                 -- -------------             ---------
                                                                        (Date)
1995
----

TO: FIRST INTERSTATE BANK OF CALIFORNIA

     This Modification of Note Agreement is made this 22ND day of MARCH, 1995,
                                                      ----        -----------
between FIRST INTERSTATE BANK OF CALIFORNIA, a California corporation (hereinafter called "Lender") and GTI MANUFACTURING, INC.
                                  -------------------------------------------
-----------------------------------------------------------------------------
---------------------------------------------(hereinafter called "Borrower").

                                   RECITALS

A. Borrower has executed a note (hereinafter called "Note") payable to Lender in the original principal amount of
    $300,000.00 dated JANUARY 21, 1995, upon which there remains an unpaid
    -----------       ----------------
    balance of
    $500,000.00 with interest paid to FEBRUARY 2, 1995.
    -----------                       ----------------

B.  The Note is secured by a deed of trust (hereinafter called "Deed of Trust")
    recorded on                 in N/A of Official Records of N/A County,
               -----------------   ---                        ---
    California.

C.  The parties herein desire to amend the payment terms set forth in the Note.

                                     TERMS

     For valuable consideration, the parties hereto agree that the terms for payment of the unpaid balance owing on said Note and interest thereon are modified herein as follows:

       1. TO EXTEND THE MATURITY DATE TO DECEMBER 31, 1995.

       2. TO INCREASE NOTE AMOUNT TO $600,000.00.

       3. ALL OTHER TERMS AND CONDITIONS TO REMAIN THE SAME.

     In any event, the entire amount of principal and interest unpaid shall be due and payable on DECEMBER 31, 1995.
                   -----------------

[LOGO OF FIRST INTERSTATE BANK]

                           CHANGE IN TERMS AGREEMENT
================================================================================

Borrower:  GTI Manufacturing, Inc.        Lender:  First Interstate Bank
           1681 McGaw Avenue                       of California
           Irvine, CA  92714                       Orange County Corporate
                                                   Banking
                                                   5000 Birch Suite 10000
                                                   Newport Beach, CA  92660

================================================================================

Principal Amount:  $600,000.00                Date of Agreement: July 31, 1995

DESCRIPTION OF EXISTING INDEBTEDNESS. A fixed rate note in the original amount of $300,000.00 dated January 24, 1995, at an original interest rate of 4,000%, maturing on July 31, 1995.

DESCRIPTION OF CHANGE IN TERMS. The maturity date of the existing indebtedness described above is hereby extended to December 31, 1996, when the entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable thereunder shall be due and payable.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE AGREEMENT.

BORROWER:

GTI Manufacturing, Inc.

By: /s/ Samuel G. Lindsay
   ------------------------------------
   Samuel G. Lindsay, President

================================================================================